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                                                              EXHIBIT 10.21

                        RELEASE AND SETTLEMENT AGREEMENT


          THIS RELEASE AND SETTLEMENT AGREEMENT ("Agreement") is made and entered into this 18th day of July, 1997 by and between Rykoff-Sexton, Inc. (hereinafter "the Company") and Frank H. Bevevino (hereinafter "Mr. Bevevino").

                                   WITNESSETH:


          WHEREAS, the Company and Mr. Bevevino entered into a certain Employment Agreement dated as of May 17, 1996 ("Employment Agreement"); and

          WHEREAS, the Company and Mr. Bevevino entered into a certain Change In Control Agreement dated as of June 10, 1997 ("Change In Control Agreement"); and

          WHEREAS, Mr. Bevevino has tendered his resignation as President of the Company; and

          WHEREAS, the Company and Mr. Bevevino have agreed to resolve all matters between them, except as otherwise expressly set forth herein; and

          WHEREAS, the Company and Mr. Bevevino wish to enter into an agreement that is binding on each of them; and

          WHEREAS, Mr. Bevevino understands and agrees that the Company's willingness to enter into this Agreement is conditioned on Mr. Bevevino's agreement to be bound by various provisions, including, but not limited to, non-competition, non-solicitation, non-disparagement and release provisions; and

          WHEREAS, the parties intend and agree that various provisions, including but not limited to, non-competition, non-solicitation, non-disparagement and release provisions, inure to the benefit of and may be enforced by the Company's successors and assigns; and

          WHEREAS, the Company has accepted Mr. Bevevino's resignation;

          NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties to this Agreement, including but not limited to the Company's agreement to pay Mr. Bevevino, subsequent to his resignation, the payments described in this Agreement, the Company and Mr. Bevevino agree as follows:

          1    RESIGNATIONS.  Mr. Bevevino hereby submits and the Company hereby accepts his irrevocable written resignation as President, as an employee of the Company, and as a director and officer of the Company's subsidiaries and affiliates

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(except that Mr. Bevevino has not resigned as a member of the Board of
Directors of the Company), effective as of July 22, 1997 (hereinafter the "Termination Date"). From and after the Termination Date, Mr. Bevevino shall no longer be an elected officer of the Company or an officer or director of any of its subsidiaries or affiliates and, except for the purposes of the indemnification set forth in Section 13 of this Agreement, shall not for any purpose be considered to be or treated as an elected officer of the Company or an officer or director of any of its subsidiaries or affiliates. For purposes of the exercise by Mr. Bevevino of stock options under the Company's stock option plans, Mr. Bevevino's employment with the Company shall be deemed to have been terminated without cause (as defined in the applicable plan).

          2    SEVERANCE PAYMENTS.

          (a) The Company and Mr. Bevevino agree that he shall receive the following in connection with his termination:

               (i) Severance payments in the amount of $600,000 per year, less applicable withholding, payable in accordance with the Company's regular payroll schedule, for a period beginning on the Termination Date and ending on May 17, 2001. In the event of Mr. Bevevino's death prior to May 17, 2001, the remaining payments shall be paid to Mr. Bevevino's designated beneficiary or, if none, then to his estate;

               (ii) Continuation, until May 17, 2001, of (A) benefits from all employee welfare benefit plans in which Mr. Bevevino was entitled to participate immediately prior to the Termination Date, as such plans may be amended and replaced from time to time, (B) his car allowance in the current amount and membership in the Fox Hill Country Club and the Westmoreland County Club, and (C) after May 17, 2001 Mr. Bevevino may elect to continue health coverage at his cost and to the extent available under the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA");

               (iii) As of the Termination Date, all of Mr. Bevevino's outstanding stock options as set forth in Exhibit A shall become immediately exercisable and shall be honored by the Company in accordance with their respective terms and Mr. Bevevino's converted bonus shares and premium shares listed on Exhibit A shall vest;

               (iv) Extension by the Company by one year of the maturity date on that certain Tax Note with a current balance of approximately $275,000;

               (v) The forgiveness by the Company of the Tax Note together with accrued interest thereon one year from the date hereof, provided that Mr. Bevevino has fulfilled his obligations pursuant to Section 6 below;

               (vi) The Company's agreement to execute employment agreements in the form attached hereto as Exhibit B, with John Bevevino, Thomas Bevevino and Michael Cramton which provide for continued base salary and benefits for a period of one year upon a non-cause/good reason termination of their employment;

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               (vii)  The Company's agreement to make charitable
contributions, in cash or in kind, directly to the Luzerne Foundation for administrative support at an annual rate of at least $100,000 in value in 1997, 1998, 1999, 2000 and 2001, which agreement shall be evidenced by the Company's delivery of a letter to the Luzerne Foundation which in substance provides for the benefits set forth in Exhibit C;

               (viii) Mr. Bevevino shall be entitled to continue to use an aircraft owned by the Company for twenty hours per year, until May 17, 2001, to the extent that the Company continues to own and operate an aircraft provided, however, that the Company reserves the right to provide Mr. Bevevino with the economic equivalent of use of the aircraft instead of use of the aircraft. For purposes of this Section 2(a)(vii), "economic equivalent" shall mean the cost to the Company of operating its own aircraft;

               (ix) Access to the secretarial services of Ms. Peggy Hamilton for a period of ninety days after execution of this Agreement; and

               (x) Payment of Mr. Bevevino's Fourth Quarter Bonus for the time period ending on June 27, 1997.

          (b) With respect to the payments and benefits described in (i) through (x) above, Mr. Bevevino acknowledges that to the extent any of those benefits constitute income, they shall be treated as such by the Company through issuance of appropriate notices, including Forms 1099, and Mr. Bevevino agrees that he shall be solely responsible for any tax liability that is imposed in connection with these payments and benefits. The parties agree that the payments and benefits described in (i) through (x) above are not subject to any special excise tax, and the Company agrees that it is its current understanding and intent that the charitable contributions described in (vii) above are not taxable income to Mr. Bevevino, and intends to file all related documents consistent with those positions, provided, however, that the Company, its successors and assigns, shall not have liability to or be required to indemnify Mr. Bevevino under any circumstances for any special excise tax or other withholding obligations. If the Company, or its successors or assigns, later determines that the payments described in (vii) above constitute taxable income to Mr. Bevevino, the Company will notify Mr. Bevevino of such determination, and upon Mr. Bevevino's written request, discontinue such payments.

          (c) From and after the Termination Date, Mr. Bevevino shall have no obligation to mitigate damages, to seek or obtain other employment, or to provide services on a self-employed basis, nor shall the amounts payable to Mr. Bevevino under this Agreement be reduced by any amounts earned by Mr. Bevevino; provided, however, that Mr. Bevevino's coverage under the Company's welfare benefit plans will terminate when Mr. Bevevino becomes eligible to be covered under any employee benefit plan made available by another employer and covering the same type of benefits (without exclusion for pre-existing conditions). Mr. Bevevino shall notify the Company within thirty (30) days after the commencement of any such benefits.

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          3    RELEASE.  (a) As a condition to the Company's performance of this Agreement, except as provided in subsection (c) of this Section 3, Mr. Bevevino, on behalf of himself, and his heirs, executors, administrators, successors, agents and assigns, hereby

               (i) acknowledges that the payments and continuing benefits set forth in Section 2(a) constitute valid consideration for this Agreement, satisfy in full any and all of Mr. Bevevino's rights with respect to the Employment Agreement, the Change In Control Agreement, the Performance Share Plan Agreement under the Company's Long Term Performance Compensation Program (Amended and Restated as of June 24, 1996), the Performance Share Award Agreement, all other agreements between Mr. Bevevino and the Company, made on or prior to the Termination Date, Mr. Bevevino's employment with the Company, its successors and assigns, accrued through the Termination Date, the termination of such employment, and the discharge in full of all of the obligations of the Company, its successors and assigns, to Mr. Bevevino including, without limitation, salary or vested or accrued vacation pay, bonuses, benefits, perquisites and any amounts payable under any other plan, policy or agreement entered into, provided by or relating to the Company, its successors and assigns; and

               (ii) fully releases and forever discharges the Company, JP Foodservice, Inc. and their respective past, present and future affiliates, divisions, subsidiaries, facilities, parents, predecessors, successors and assigns, and each of their officers, directors, managers, shareholders, agents, representatives, attorneys and employees, (hereinafter collectively referred to as the "Released Parties"), from any claims, demands, liabilities, obligations, charges, damages and causes of action, known or unknown, fixed or contingent, suspected or unsuspected, which occurred or arose or which relate to, are in connection with, or are in consequence of, any act, failure to act, decision, matter, event, occurrence, or thing whatsoever arising from the beginning of time up to and including the Effective Date set forth in Section 9 with respect to Mr. Bevevino's position as an employee, stockholder, officer, director, member of the Board of Directors of the Company, and every other capacity of Mr. Bevevino whatsoever, or with respect to his employment or termination of employment with the Company, its successors and assigns, or any policy, practice, plan or program of the Company, its successors or assigns, or which may be based upon, related to, or connected therewith, including, but not limited to, any claim or action under any of the following (as amended): Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Labor Management Relations Act, the Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit Protection Act, the Civil Rights Act of 1991, the Worker Adjustment and Retraining Notification Act, the Americans with Disabilities Act, the Pennsylvania Human Rights Act, the Pennsylvania Wage Payment and Collection Act, all federal, state and local antidiscrimination statutes, federal common law, state common law, and/or any federal, state or local statute, law, ordinance, regulation or order, and claims under any express or implied contract which Mr. Bevevino or his heirs, executors, administrators, successors, agents or assigns may

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claim exist or existed with the Company, its successors or assigns, or against any of the Released Parties.

               (iii) agrees that the release set forth in this Section 3(a)(ii) shall also specifically and expressly apply to and forever discharge any claims, demands, liabilities, obligations, charges, damages and causes of action, known or unknown, fixed or contingent, suspected or unsuspected, whether as an employee, shareholder, officer, director, or member of the Board of Directors of the Company, and every other capacity, relating in any way to: (a) the Approval of the Board of Directors of the Company to merge with JP Foodservice, Inc. ("Company Merger Approval"); (b) the Approval by the Board of Directors of JP Foodservice, Inc. to merge with the Company ("JP Merger Approval"); (c) the Agreement and Plan of Merger by and among JP Foodservice, Inc., Hudson Acquisition Corp. and Rykoff-Sexton, Inc. dated as of June 30, 1997 ("Merger Agreement"); (d) the merger between the Company and JP Foodservice, Inc. ("Merger"); (e) the Exchange of Stock between the Company and JP Foodservice, Inc. in connection with the Merger; and (f) any act, failure to act, decision, approval, rejection, denial, matter, event, occurrence or thing whatsoever by the Company, its successors or assigns, arising from, related to, resulting from, as a consequence of, or in connection with the Company Merger Approval, JP Merger Approval, the Merger Agreement, the Merger or the Exchange of Stock, provided, however that nothing herein shall affect Mr. Bevevino's rights to receive the consideration provided in the Merger Agreement in respect of his shares upon the closing of the Merger on the same basis as all other stockholders.

          (b) Mr. Bevevino covenants and agrees never to commence, voluntarily aid in any way, prosecute, or authorize to be commenced against any other party, any action or other proceeding based upon any claims, demands, causes of action, obligations, damages, or liabilities which are being released by this Agreement. Mr. Bevevino declares that, prior to the execution of this Agreement, he has apprised himself of sufficient relevant data, either through experts or other sources of his own selection, in order that he might intelligently exercise his judgment in deciding whether to execute, and in deciding on the contents of, this Agreement. Mr. Bevevino further declares that his decision is not predicated on or influenced by any declaration or representations of the Company, its successors or assigns, or any predecessors in interest. Mr. Bevevino states that the contents of this Agreement have been explained to him by his counsel and that this document is executed voluntarily with full knowledge of its significance.

          (c) Except as expressly set forth herein, this Agreement supersedes the Employment Agreement, the Change In Control Agreement, the Performance Share Plan Agreement under the Company's Long Term Performance Compensation Program (Amended and Restated as of June 24, 1996), the Performance Share Award Agreement, and all other agreements between Mr. Bevevino and the Company, its successors or assigns made on or prior to the Termination Date, provided, however, that this release does not affect any rights that Mr. Bevevino may have (i) under applicable law which cannot be waived pursuant to this Agreement; or (ii) pursuant to this Agreement.

          (d) Subject to the provisions of Section 13(b), the Company and its subsidiaries hereby fully release and forever discharge Mr. Bevevino, and his heirs, executors, administrators, successors and assigns, from any and all claims, demands, liabilities, obligations, charges, damages and causes of action, known or unknown, fixed or contingent, suspected or unsuspected, with respect to Mr. Bevevino's employment or directorship with the Company or its subsidiaries arising from the beginning of time up to and including the Effective Date set forth in Section 9, including, notwithstanding the exclusions set forth below, those arising from disclosures, if any, made by Mr. Bevevino relating to the existence and terms of the Merger. This release shall not include or extend to (i) any liability for presently unknown acts of Mr. Bevevino finally determined by a court to violate federal, state or local law, including, but not limited to, state and federal securities laws;
(ii) any liability for presently unknown acts of Mr. Bevevino which constitute fraud; (iii) any rights or obligations under applicable law which cannot be waived or released pursuant to this Agreement; or (iv) any rights or remedies the Company, its successors or assigns, may have under this Agreement. When used herein, and in Section 13(b) below, the phrase "presently unknown acts" shall mean the specific acts for which the majority of either the Executive Committee (excluding Mr. Bevevino) or the Board of Directors of the Company (excluding Mr. Bevevino) did not have actual knowledge on or before July 18, 1997, but does not include the specific acts described in the letter from Mark Van Stekelenburg to Phillip H. Werner dated July 18, 1997, identified as a letter pursuant to Section 3(d) of Release and Settlement Agreement dated July 18, 1997.

          4    NO ADMISSION.  Nothing in this Agreement shall be construed as an admission by any party as to any liability.

          5    NON-DISPARAGEMENT AND OTHER MATTERS.  (a)  Except as may be
required by law, Mr. Bevevino agrees that he shall:

          (i) not waive any privileges or confidences that the Company, its successors or assigns may have with respect to any information or communications with its attorneys or accountants;

          (ii) not disclose to any person the terms of this Agreement excepting disclosures to (A) Mr. Bevevino's immediate family members; (B) persons undertaking an evaluation of Mr. Bevevino for purposes of extending credit to him; and (C) Mr. Bevevino's attorneys, accountants and financial advisors; and (D) as may be necessary to enforce the terms of this Agreement.

          (iii) not encourage or promote litigation against the Company, its successors or assigns;

          (iv) not communicate with any person, or the attorney or representative of any person, who Mr. Bevevino reasonably believes to be contemplating or pursuing litigation against the Company, its successors or assigns. Nothing contained herein shall be deemed to prohibit Mr. Bevevino from communicating (A) with any attorney

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regarding his personal affairs; and (B) responding to, and complying with, any subpoena served upon Mr. Bevevino; provided, however, that Mr. Bevevino shall first notify the Company immediately of his receipt of any such subpoena pursuant to Section 14(f) by facsimile and overnight carrier;

          (v)  cooperate with the Company, its successors and assigns, in:
(A) its investigation, defense or prosecution of any potential or actual claim, charge or suit, or investigation by or against the Company, its successors or assigns; and (B) any inquiry, review or investigation of business matters or undertakings of the Company, its successors or assigns. As used herein, the term "cooperate" means: (A) making himself available from time to time for meetings with counsel to the Company, its successors and assigns at the Company's reasonable request; (B) not communicating with parties known to be adverse to the Company, its successors or assigns, or their counsel, except by way of deposition or trial testimony, or purely social communications; (C) making himself available for depositions and trial testimony upon the reasonable instruction of counsel to the Company, it successors or assigns; and (D) executing those documents and truthful affidavits requested from time to time by counsel to the Company, its successors or assigns. The Company agrees to reimburse Mr. Bevevino for reasonable out of pocket expenses including for travel, hotel and meal expenses, incurred in connection with his cooperation under this Section 5(a)(v); and

          (vi) to take affirmative steps at the reasonable request of the Company (such steps to be specified by the Company and reasonably acceptable to Mr. Bevevino) (i) to encourage key employees of the Company, its successors and assigns, to remain with the Company, its successors or assigns, despite Mr. Bevevino's departure, and (ii) to negate any negative impact that his departure may cause.

     (b) From and after the date of this Agreement, neither party shall make any public statements, whether written or oral, or any other statements which such party reasonably believes are likely to become public, which statements disparage or defame the other party.

          6    ADDITIONAL COVENANTS OF MR. BEVEVINO.

          (a) ACKNOWLEDGEMENT. Mr. Bevevino recognizes and acknowledges that his employment relationship with the Company has been extraordinary in that, among other things, he has been President of the Company since May 17, 1996, and prior to that time, he was Chief Executive Officer and Chairman of the Board of Directors of U.S. Foodservice, Inc., which was acquired by the Company on or about May, 1996. In those positions, Mr. Bevevino had primary responsibility for the management of the food service distribution and manufacturing operations of the Company and its predecessor. Mr. Bevevino acknowledges that, in those positions, he had access to and developed confidential or proprietary business information; customer information and lists; costs; prices; earnings; systems; operating procedures; merchandising and marketing plans; and methods; the terms of agreement with employees, customers and/or suppliers; personal training and development programs; prospective and executed contracts and other

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business information of the Company, its successors and assigns methods and strategies; product development ideas and strategies; financial results; strategic plans; proprietary computer and systems software; and other important information relating to the Company and JP Foodservice Inc.
Because of that extraordinary relationship and in consideration of the covenants, undertakings and promises of the Company set forth in this Agreement, Mr. Bevevino accepts and agrees to be bound by the covenants set forth in this Agreement including but not limited to the promises of this
Section 6. Mr. Bevevino understands that the Company would not enter into this Agreement if Mr. Bevevino did not expressly agree to each of the covenants, undertakings and promises set forth herein, including but not limited to the provisions of this Section 6. Mr. Bevevino acknowledges the broad scope of the covenants in this Section 6, but agrees that such covenants are reasonable in light of the scope of the duties he performed for the Company and the extraordinary relationship he had with the Company and its predecessor. Mr. Bevevino further acknowledges and agrees that the covenants contained in this Agreement do not unreasonably restrict his employment opportunities or unduly burden or deprive him financially.

          (b) COMPETITION. During the period from the Termination Date through May 17, 2001 (hereinafter referred to as the "Restricted Period"), Mr. Bevevino shall not, directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to, any business, firm, corporation, partnership or other entity anywhere in the United States of America (including, without limitation, SYSCO Corporation, Alliant (formerly Kraft) Corporation, JP Foodservice, Inc., PYA/Monarch, MBM Corporation, ProSource, Inc., Ameriserve, Inc. and Marriott Distribution Services) which engages in the Restricted Business as defined in Section 10 of the Employment Agreement, including but not limited to the current business conducted by JP Foodservice, Inc. For purposes of this Section, the term "ownership" does not include ownership of less than a 5% passive interest in such business, firm, corporation, partnership or other entity.

          (c) SOLICITATION OF CUSTOMERS. During the Restricted Period, Mr. Bevevino shall not, directly or indirectly, for his own account or as proprietor, stockholder, member, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Company, its successors or assigns, sell, broker or solicit or assist in the offer to sell, broker or solicit, any orders for the purchase of any foodstuffs or other products sold by the Company, its successors or assigns during the "Measuring Period", which is the three year period preceding the date of termination of employment with the Company (hereinafter referred to as "Products") to or from any person, corporation or other entity which was a customer of the Company, its successors or assigns at any time during the Measuring Period. For purposes of this Agreement, "customer of the Company" means and includes: (i) any and all persons, business, corporations, partnerships or other entities which during the Measuring Period and/or the Restricted Period (A) have done business with the Company, its successors or assigns, as a customer, (B) have been contacted by the Company, its successors or assigns, for the purpose of purchasing products or services, or (C) have preexisting business relationships and/or dealings with Mr. Bevevino when his employment with the Company terminates;
and (ii) all persons, businesses, corporations, partnerships or other business, entities which control, or are controlled by the same person, corporation, partnership or other entity which controls any such customer of the Company, its successors or assigns. For purposes of this Agreement, "customers" includes food service brokers, prospective customers and referral sources of customers.

          (d) SOLICITATION OF EMPLOYEES. During the Restricted Period, Mr. Bevevino shall not, directly or indirectly, for his own account or as proprietor, stockholder, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Company, solicit any person who, at any time during the three-month period prior to the Effective Date and at any time thereafter was or is an employee of the Company, its successors or assigns (with the exception of Thomas McMullen, John Bevevino, Thomas Bevevino, Michael Cramton and the employee acting as Mr. Bevevino's secretary as of the Termination Date), for employment with any person, business, firm, corporation, partnership or other entity other than the Company or hire any employee of the Company, its successors or assigns, either directly or for or on behalf of any person, business, firm or corporation, partnership or other entity other than the Company.

          (e) CONFIDENTIAL INFORMATION. From and after the date of this Agreement, Mr. Bevevino shall not at any time, directly or indirectly, use or disclose, make known, divulge, reveal or furnish to any person, business, firm, corporation, partnership or other entity, any confidential or proprietary information concerning the Company, its successor and assigns or their business, suppliers or customers except as required by law or to personal advisors, who are not in the food service industry and who are not customers, suppliers or employees of the Company, its successors or assigns, for purposes of enforcing or interpreting this Agreement, provided that such advisors (other than legal counsel) execute a confidentiality agreement in form and substance agreeable to the Company, its successors or assigns, prior to disclosure of such confidential information. All information, except public information, whether written or otherwise, regarding the business of Company, its successors and assigns, including but not limited to, information regarding customers, customer information and lists; costs, prices, earnings, systems, operating procedures, merchandising and marketing plans and methods; the terms of agreement with employees, customers and/or suppliers; personal training and development programs, prospective and executed contracts and other business information of the Company, its successors and assigns methods and strategies; product development ideas and strategies; financial results; strategic plans; proprietary computer and systems software; and other non-public important information relating to the Company arrangements, and sources of supply are presumed to be confidential information of the Company, its successors and assigns for purposes of this Agreement. Mr. Bevevino agrees to return to the Company all books, records, lists and other written, typed or printed materials, whether furnished by the Company or prepared by Mr. Bevevino, which contain any confidential information relating to the Company, its successors and assigns, or their business, suppliers or customers, promptly upon execution of ths Agreement, and Mr. Bevevino shall neither make nor retain any copies of such materials without the prior written consent of the Board of Directors of the Company.

          (f) NOTICE OF OBLIGATIONS. Mr. Bevevino hereby consents to the notification of persons or entities of Mr. Bevevino's obligations under this Agreement when the Company, its successors or assigns, reasonably believe that Mr. Bevevino's activities are likely to be restricted by this Agreement.
 The Company's rights under this Section 6(f) shall be in addition to and not in preemption of all other rights and privileges the Company, its successors and assigns, may have under general legal and equitable principles, or by statute or common law.

          (g) CUMULATIVE PROVISIONS. The covenants and agreements contained in this Section 6 are independent of each other and cumulative.

          (h) BINDING EFFECT: THIRD PARTY BENEFICIARIES. The provisions of this Section 6 shall inure to the benefit of the Company, its successors and assigns. The provisions of this Section 6 shall inure to the benefit of and be binding upon Mr. Bevevino, his heirs, personal representatives, successor and assigns.

          (i) REMEDIES FOR BREACH. Mr. Bevevino further acknowledges and agrees that his obligations under this Agreement are unique and that any breach or threatened breach of such obligations may result in irreparable harm and substantial damages to the Company, its successors and assigns. Accordingly, in the event of a breach or threatened breach by Mr. Bevevino of any of the provisions of this Agreement, the Company, its successors and assigns shall have the right, in addition to exercising any other remedies at law or equity which may be available to it under this Agreement or otherwise to: (i) obtain EX PARTE, preliminary, interlocutory, temporary or permanent injunctive relief, specific performance and other equitable remedies in any court of competent jurisdiction to prevent Mr. Bevevino from violating such provision or provisions or to prevent the continuance of any violation thereof, TOGETHER WITH an award or judgment for any and all damages, losses, liabilities, expenses and costs incurred by the Company, its successors and assigns as a result of such breach or threatened breach including, but not limited to attorneys' fees incurred by the Company, its successors and assigns in connection with, or as a result of, the enforcement of this Agreement; and (ii) discontinue any or all of the consideration provided in
Section 2 of this Agreement. The parties expressly agree that the arbitration provision set forth in Section 13 of the Employment Agreement is no longer binding on the parties and has been superseded by this Agreement.

          (j)  DIVISIBILITY.  Mr. Bevevino agrees that the provisions of this
Section 6 are divisible and separable so that if any provision or provisions hereof shall be held to be unreasonable, unlawful or unenforceable, such holding shall not impair the remaining provisions hereof. If any provision hereof is held to be unreasonable, unlawful or unenforceable in duration, geographical scope or character of restriction by any court of competent jurisdiction, it is the express desire and agreement of Mr. Bevevino that such provision shall be modified to the extent necessary in order that any such provision or portion nthereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

          (k) NONIMPAIRMENT OF OBLIGATIONS. Mr. Bevevino agrees that his obligations under Sections 5 and 6 are in addition to, and not in limitation or preemption of, all other obligations which Mr. Bevevino may have to the Company, its successors and assigns, under general legal and equitable principles or by statute or common law.

          7    ASSERTION OF CLAIMS.  Mr. Bevevino represents and warrants, with the understanding that such representation and warranty is material to this transaction, that (a) he is not aware of a person having asserted or having a valid basis to assert, with any federal, state or local judicial or administrative agency or body any claim against the Company, its successors or assigns, of any kind or character based on or arising out of or alleged to be suffered in or as a consequence of Mr. Bevevino's employment with the Company, its termination, or his contacts or relationships with the Company or any Released Party, and (b) Mr. Bevevino has no current intention to assert, in any manner or by any means, any such claim before any federal, state or local judicial or administrative agency or body. If any such claim is asserted in the future by Mr. Bevevino or any person or entity authorized by Mr. Bevevino to do so, Mr. Bevevino agrees and acknowledges that this Agreement and release set forth in Section 3 hereof shall act as a total and complete bar to his reemployment or to recovery of any sum or amount whatsoever from the Company, its successors or assigns, whether labeled "award, liability, damages, judgment, back pay, wages, or fine" or otherwise resulting directly or indirectly from any lawsuit, remedy, charge or complaint whether brought privately by him or by any one else, including any federal, state or local agency, whether or not on his behalf or at his request.

          8    REEMPLOYMENT.  Mr. Bevevino hereby releases and waives any and all rights or claims he may have to reemployment by the Company, its successors and assigns, and agrees that he shall not reapply for any position with the Company, its successors or assigns.

          9    CONSIDERATION OF TERMS AND EFFECTIVE DATE.

          MR. BEVEVINO ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, THAT HE KNOWS AND UNDERSTANDS THE CONTENTS THEREOF AND THAT HE EXECUTES THE SAME AS HIS OWN FREE, KNOWING AND VOLUNTARY ACT AND DEED. MR. BEVEVINO FURTHER REPRESENTS AND ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT IF HE CHOSE TO DO SO, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT FULLY WITH HIS

PERSONAL ATTORNEY REGARDING THE TERMS OF THIS AGREEMENT, THAT HE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND FINAL BINDING EFFECT OF THIS AGREEMENT, AND THAT THE RELEASE CONTAINED HEREIN IS A RELEASE OF ALL CLAIMS WITH FINAL AND BINDING EFFECT.

          MR. BEVEVINO ACKNOWLEDGES THAT HE HAS BEEN GIVEN A PERIOD OF AT LEAST 21 DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT PRIOR TO HIS EXECUTION HEREOF. FURTHERMORE, IT IS AGREED THAT MR. BEVEVINO SHALL HAVE THE RIGHT TO REVOKE THIS AGREEMENT BY WRITTEN NOTICE TO THE COMPANY WITHIN SEVEN DAYS FOLLOWING ITS EXECUTION. FOR THIS REVOCATION TO BE EFFECTIVE, WRITTEN NOTICE MUST BE RECEIVED BY THE COMPANY'S CHIEF EXECUTIVE OFFICER NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER MR. BEVEVINO SIGNS THIS AGREEMENT.

          IF MR. BEVEVINO DOES SO REVOKE, THIS AGREEMENT WILL BE NULL AND VOID AND, SUBJECT TO APPLICABLE LAW, THE COMPANY SHALL HAVE NO OBLIGATION WHATSOEVER TO MR. BEVEVINO, AND MR. BEVEVINO WILL NOT RECEIVE THE CONSIDERATION DESCRIBED IN SECTION 2.

          THIS AGREEMENT SHALL NOT BECOME EFFECTIVE AND ENFORCEABLE UNTIL AFTER THE EXPIRATION OF THIS SEVEN-DAY REVOCATION PERIOD; AFTER SUCH TIME, IF THERE AHS BEEN NO REVOCATION, THIS AGREEMENT SHALL BE FULLY EFFECTIVE AND ENFORCEABLE. IF THIS AGREEMENT IS REVOKED BY MR. BEVEVINO IN ACCORDANCE
WITH THIS SECTION 9, MR. BEVEVINO SHALL RETURN TO THE COMPANY ALL
CONSIDERATION AND BENEFITS PROVIDED BY THE COMPANY TO WHICH MR. BEVEVINO
WOULD NOT BE ENTITLED ABSENT THIS AGREEMENT.

          10   ACKNOWLEDGEMENT AND CONSIDERATION.  The consideration described in Section 2 is being provided in return for Mr. Bevevino's accepting the terms of this Agreement, including but not limited to the covenants set forth in
Section 6 as well as the giving of a release, a covenant not to sue, and not revoking under Section 9 so that this Agreement becomes effective.
Mr. Bevevino acknowledges that the payments and agreements set forth in
Section 2 constitute adequate consideration supporting his obligations and releases given under this Agreement.

          11   LEGAL FEES AND EXPENSES.  In the event of litigation between the parties regarding interpretation or enforcement of this Agreement, the parties agree that the prevailing party shall be entitled to recover reasonable attorneys' and related fees and expenses incurred in connection with the litigation. The parties expressly agree that this provision modifies and supersedes Section 21 of the Employment Agreement.

          12   NO AUTHORITY OR RESPONSIBILITY.  Mr. Bevevino acknowledges that he shall have no supervisory, managerial or agency responsibility or authority from and after the Termination Date and agrees not to involve himself in any activities of the Company, except as may be requested by the Chairman and Chief Executive Officer of the Company. Mr. Bevevino also acknowledges that effective as of the Termination Date, he does not have authority to bind the Company to any contracts or commitments and agrees that he shall not create any obligation for or bind or attempt to bind the Company, its successors or assigns, in any manner whatsoever.

          13   INDEMNIFICATION.  (a) This Agreement shall not affect Mr.
Bevevino's rights to coverage or indemnification under the charter or by-laws of the Company or policies of insurance as in effect on or prior to the Termination Date, with respect to acts of commission or omission or events occurring on or prior to the Termination Date; and

          (b) Mr. Bevevino shall indemnify the Company, its successors or assigns, for monetary expense or loss arising out of a claim brought by a third party or governmental investigation based upon any breach of the confidentiality provisions of his Employment Agreement, to the extent that such claim or investigation arises directly from facts in existence prior to the Termination Date but not known to the Company (defined as "presently unknown acts" in Section 3(d) above), and are not otherwise covered by the Company's insurance policies, except policies of self-insurance or risk retention.

          14   MISCELLANEOUS.

          (a) AFFILIATE DEFINITION. "Affiliate" shall mean any person, firm or corporation which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the persons specified.

          (b) COMPANY, SUCCESSORS AND ASSIGNS DEFINITIONS. "The Company, its successors and assigns" shall mean the Company and its past, present and future affiliates, divisions, subsidiaries, facilities, parents, successors, predecessors and assigns, and their respective past, present and future officers, directors, managers, shareholders, agents, representatives, attorneys and employees. "The Company, its successors or assigns" shall mean the Company and/or its past, present and future affiliates, divisions, subsidiaries, facilities, parents, successors, predecessors and assigns, and their respective past, present and future officers, directors, managers, shareholders, agents, representatives, attorneys and employees.

          (c) AMENDMENTS. This Agreement may be amended only by a writing executed by each of the parties hereto.

          (d) ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties other than any confidentiality agreement executed by Mr. Bevevino while an employee of the Company.

          (e) LAW AND INTERPRETATION. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Pennsylvania. With respect to each and every term and condition in this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

          (f) NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered, (ii) within 12 hours after being sent by telecopy, with telecopy confirmation, and (iii) when received (as established by written receipt) if sent by established overnight courier to the parties (and to the persons to whom copies shall be sent) at:


  To the Company:          Rykoff-Sexton, Inc.
                           613 Baltimore Drive
                           East Mountain Corporate Center
                           Wilkes-Barre, Pennsylvania 18702-6980
                           Attention:  Mark Van Stekelenburg
                           Telecopy No.: (717) 830-7112

  With a copy to:          Jones, Day, Reavis & Pogue
                           77 West Wacker
                           Chicago, Illinois 60601-1692
                           Attention:  Elizabeth C. Kitslaar
                           Telecopy No.: (312) 782-8585

  To Mr. Bevevino:         375 W. Center Road
                           Dallas, Pennsylvania 18612

  With a copy to:          Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY 10178-0060
                           Attention:  Philip H. Werner
                           Telecopy No.:  212/309-6080

Any party by notice given to the other party in accordance with this Section
14(f) may change the address or the persons to whom notices or copies thereof shall be directed.

                                        14

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         (h) ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs, as set forth herein, but no rights, obligations or liabilities hereunder shall be assignable by Mr. Bevevino without the prior written consent of the Company, its successors and assigns.

         (i) WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other further exercise thereof or the exercise of any other such right, power or privilege.

         (j) HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         (k) EXPENSE REIMBURSEMENT. The Company will reimburse Mr. Bevevino for the reasonable fees of Mr. Bevevino's attorney in connection with his resignation, including such attorney's review of this Agreement and consultation with Mr. Bevevino on its implications; provided, however, that such fees not exceed $40,000.

         IN WITNESS WHEREOF, Mr. Bevevino has executed, and the Company has caused its duly authorized representative to execute, this Agreement as of the date first above written.

                              Rykoff-Sexton, Inc.


                              By: /s/
                                  --------------------------------


                                 /s/ Frank H. Bevevino
                                 ---------------------------------
                                  Frank H. Bevevino

                                                                      EXHIBIT A

[RYKOFF SEXTON LOGO]
------------------------------------------------------------------------------
STOCK OPTION REPORT - FRANK H. BEVEVINO                            25-JUN-97
------------------------------------------------------------------------------

                                                                   EXERCISED
                  GRANT    EXERCISE              VESTED    --------------------------------------------------
                   DATE    PRICE       SHARES    SHARES    SHARES    DATE    SHARES    DATE    SHARES    DATE
                -----------------------------  ---------   --------------------------------------------------
RSI 1988 STOCK OPTION AND COMPENSATION PLAN
                6/24/96    $14.125     35,000     8,750
                                     --------  ---------   --------          --------          --------
                                       35,000     8,750

USFI 1992 STOCK OPTION PLAN
                 9/4/92    $10.540     86,146    86,146     -34,458  11/25/96
                3/24/95     $3.470      3,814     3,814      -3,814  11/25/96
                3/24/95    $10.540     17,402    17,402      -6,960  11/25/96
                                     --------  ---------   --------          --------          --------
                                      107,362   107,362     -45,232

USFI 1993 STOCK OPTION PLAN
                3/24/95    $14.730      6,711     4,474
                                     --------  ---------   --------          --------          --------
                                        6,711     4,474

USFI MANAGEMENT STOCK OPTION PLAN
                3/24/95     $9.410     17,019    17,019     -17,019  11/25/96
                3/24/95     $9.410      3,721     3,721
                                     --------  ---------   --------          --------          --------
                                       20,740    20,740     -17,019


                                                                                                   CANCELLED
                                                                                                 --------------          SHARES
                                                                                                  SHARES   DATE        OUTSTANDING
                                                                                                 --------------        -----------
RSI 1988 STOCK OPTION AND COMPENSATION PLAN
                                                                                                                           35,000
                                                                                                      ---------        -----------
                                                                                                                           35,000

USFI 1992 STOCK OPTION PLAN
                                                                                                                           51,688
                                                                                                                                0
                                                                                                                           10,442
                                                                                                      ---------        -----------
                                                                                                                           62,130

USFI 1993 STOCK OPTION PLAN
                                                                                                                            6,711
                                                                                                      ---------        -----------
                                                                                                                            6,711

USFI MANAGEMENT STOCK OPTION PLAN
                                                                                                                                0
                                                                                                                            3,721
                                                                                                      ---------        -----------
                                                                                                                            3,721



                                     --------  ---------   --------          --------          --------
TOTAL FOR FRANK H. BEVEVINO:          169,813    141,326    -62,251
                                     --------  ---------   --------          --------          --------
                                     --------  ---------   --------          --------          --------


                                                                                                      ---------        -----------
TOTAL FOR FRANK H. BEVEVINO:                                                                                              107,582
                                                                                                      ---------        -----------
                                                                                                      ---------        -----------


[RYKOFF SEXTON LOGO]
------------------------------------------------------------------------------
ESTRICTED STOCK REPORT - FRANK H. BEVEVINO                          25-JUN-97
------------------------------------------------------------------------------

                             PRICE PER     VESTING     VESTED     UNVESTED     REPURCHASED     CANCELLED
                  SHARES         SHARE        DATE     SHARES       SHARES          SHARES        SHARES
                ----------------------------------------------------------------------------------------
RSI CONVERTIBLE AWARD PLAN (FISCAL YEAR 1997)
    GRANT DATE:
                   3,448 (2)   14.50 (2)                             3,448
                   1,724 (2)   14.50 (2)                             1,724
                     574 (3)    0.00 (3)                               574
                   1,148 (3)    0.00 (3)                             1,148
                --------                               --------    --------     ---------       --------
                   6,894                                             6,894
                --------                               --------    --------     ---------       --------
TOTAL FOR FRANK H. BEVEVINO:
                   6,894                                             6,894
                --------                               --------    --------     ---------       --------
                --------                               --------    --------     ---------       --------

2) Converted Bonus Shares - Convertible Award Plan.

3) Premium Shares - Convertible Award Plan.

                                                               EXHIBIT B

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this __th day of ____, 1997 by and between Rykoff-Sexton, Inc. (hereinafter "the Company") and ____________________ (hereinafter "Employee").

     In consideration of the mutual covenants contained herein, it is agreed as follows:

          1    EMPLOYMENT.  The Company hereby agrees to employ the Employee and the Employee hereby agrees to be employed by the Company upon the terms and conditions set forth herein.

          2    TERM.  Employment shall be continued until terminated pursuant to
Section 4.

          3    COMPENSATION.  During the term of this Agreement, the Company shall pay to the Employee a base salary of $__________ per annum, [equal to current base salary] which base salary may be adjusted from time to time by the Company, payable at the times and in the manner consistent with the Company's general policies regarding compensation of executive employees. Such base salary shall include any salary reduction contributions to (i) any Company-sponsored plan that includes a cash-or-deferred arrangement under
Section 401(k) of the Code, (ii) any other plan of deferred compensation sponsored by the Company, or (iii) any Company-sponsored "cafeteria plan" under Section 125 of the Code.

          4    TERMINATION

          (a) INVOLUNTARY TERMINATION. The Employee's employment hereunder may be terminated by the Company, its successors or assigns, for any reason. The Employee will be treated for purposes of this Agreement as having been involuntarily terminated by the Company, its successors and assigns, if the Employee terminates his employment within 90 days of a reduction in the Employee's base salary, unless such reduction in base salary is part of a reduction applicable generally to employees at his level.

          (b) VOLUNTARY TERMINATION. The Employee may voluntarily terminate the Agreement at any time by written notice to the Company, its successors and assigns. The Employee's death or disability during the term of the Agreement shall constitute a voluntary termination of employment for purposes of eligibility for Termination Payments and Benefits as provided in Section 5.

          (c) VOLUNTARY AND INVOLUNTARY TERMINATION. Subject to Section 5 and any benefit continuation requirements of applicable law, in the event the Employee's employment hereunder is voluntarily or involuntarily terminated for any reason whatsoever, the compensation obligations of the Company, its successors and assigns, under Section 3 shall cease as of the effective date of such termination, except for any compensation earned or accrued but unpaid through such date. The Employee shall be entitled to receive any other compensation or benefits accrued by unpaid through such date. In the event that the Employee's employment with the Company, its successors or assigns, is terminated voluntarily by the Employee, or is terminated by the Company, its successors or assigns, for Cause as defined in Section 5(e) below, then the Company, its successors and assigns, shall have no obligation to provide termination payments or benefits to the Employee pursuant to Section 5.

          5    TERMINATION PAYMENTS AND BENEFITS.  If the Employee's
employment hereunder is involuntarily terminated by the Company, its successors and assigns, other than for Cause (as defined herein) prior to the end of the term of this Agreement, subject to the condition precedent that the Employee execute a valid Release and Settlement Agreement in the form attached hereto as Exhibit 1, then Company shall be obligated to provide for the termination payments and benefits set forth below:

               (i) Severance payments in the amount equivalent to the Employee's annual base salary, less applicable withholding, payable in accordance with the Company's regular payroll schedule, for a one-year period beginning on the Termination Date (the "Termination Period"). In the event of Employee's death during the Termination Period, the remaining payments shall be paid to Employee's designated beneficiary, or, if none, then to his estate; and

               (ii) Continuation of benefits from all employee welfare benefit plans in which Employee was entitled to participate immediately prior to the Termination Date, during the Termination Period, as such plans may be amended or replaced from time to time.

          (b)  With respect to the payments and benefits described in (i) and
(ii) above, Employee acknowledges that to the extent any of those benefits constitute income, they shall be treated as such by the Company, its successors and assigns, through issuance of appropriate notices, and Employee agrees that he shall be solely responsible for any tax liability that is imposed in connection with these payments and benefits.

          (c) Notwithstanding the foregoing, any right of the Employee to receive termination payments hereunder, shall be forfeited to the extent of any amounts payable after any breach of Section 6 by the Employee.

          (d) From and after the Termination Date, Employee shall have no obligation to mitigate damages or to seek or obtain other employment; provided, however, that Employee's coverage under the Company's welfare benefit plans will terminate when Employee becomes covered under any employee benefit plan made available by another employer and covering the same type of benefits. Employee shall notify the Company, its successors and assigns, within thirty (30) days after the commencement of any such benefits.

          (e)  For purposes of this Agreement, "Cause" shall mean either:

          (i) that the Employee shall have failed, after 30 days notice to cure deficiencies, to meet the objectives set forth in the Company's, its successors and assigns, performance appraisal standards as applied to the Employee; or

          (ii) that the Employee shall have committed:

               (A) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company, its successors and assigns;

               (B) intentional wrongful damage to property of the Company, its successors and assigns;

               (C) intentional misconduct that is materially injurious to the Company, its successors and assigns, monetarily or otherwise; or

               (D) an intentional breach of the confidentiality, non-competition and non-solicitation covenants set forth in Section 6.

               (E) the Employee shall have committed a felony or any crime punishable by imprisonment (other than minor traffic violations).

          6    ADDITIONAL COVENANTS OF EMPLOYEE.

          (a) ACKNOWLEDGEMENT. Employee recognizes and acknowledges in the course of his employment with the Company, its successors and assigns, he had access to and developed confidential or proprietary business information; customer information and lists; costs; prices; earnings; systems; operating procedures; merchandising and marketing plans; methods and strategies; product development ideas and strategies; financial results; strategic plans; proprietary computer and systems software; and other important information relating to the Company, its successors and assigns. Because of that relationship and in consideration of the covenants, undertakings and promises of the Company, its successors and assigns, set forth in this Agreement, Employee accepts and agrees to be bound by the covenants set forth in this Agreement including but not limited to the promises of this Section 6. Employee understands that the Company, its successors and assigns, would not enter into this Agreement if Employee did not expressly agree to each of the covenants, undertakings and promises set forth herein, including but not limited to the provisions of this Section 6. Employee acknowledges the broad scope of the covenants in this Section 6, but agrees that such covenants are reasonable. Employee further acknowledges and agrees that the covenants contained in this Agreement do not unreasonably restrict his employment opportunities or unduly burden or deprive him financially.

          (b) COMPETITION. During his employment with the Company, its successors and assigns, and for a period of one year after the Termination Date (hereinafter referred to as the "Restricted Period"), the Employee shall not, directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to, any business, firm, corporation, partnership or other entity anywhere in the United States of America (including, without limitation, SYSCO Corporation, Alliant (formerly Kraft) Corporation, JP Foodservice, Inc., PYA/Monarch, MBM Corporation, ProSource, Inc., Ameriserve, Inc. and Marriott Distribution Services) which engages in (i) the current business of the Company and/or JP Foodservice, Inc. or (ii) any other principal line of business developed or acquired by the Company, its successors or assigns, prior to the Termination Date. For purposes of this Section, the term "ownership" does not include ownership of less than a 5% passive interest in such business, firm, corporation, partnership or other entity.

          (c) SOLICITATION OF CUSTOMERS. During his employment with the Company, its successors and assigns, and during the Restricted Period, the Employee shall not, directly or indirectly, for his own account or as proprietor, stockholder, member, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Company, its successors or assigns, sell, broker or solicit or assist in the offer to sell, broker or solicit, any orders for the purchase of any foodstuffs or other products sold by the Company, its successors or assigns during the "Measuring Period", which is the three year period preceding the date of termination of employment with the Company (hereinafter referred to as "Products") to or from any person, corporation or other entity which was a customer of the Company, its successors and assigns, at any time during the Measuring Period. For purposes of this Agreement, "customer of the Company" means and includes: (i) any and all persons, business, corporations, partnerships or other entities which during the Measuring Period and/or the Restricted Period
(A) have done business with the Company, its successors or assigns, as a customer, (B) have been contacted by the Company, its successors or assigns, for the purpose of purchasing products or services, or (C) have preexisting business relationships and/or dealings with the Employee when his employment with the Company, its successors and assigns, terminates; and (ii) all persons, businesses, corporations, partnerships or other business, entities which control, or are controlled by the same person, corporation, partnership or other entity which controls any such customer of the Company, its successors or assigns. For purposes of this Agreement, "customers" includes food service brokers, prospective customers and referral sources of customers.

          (d) SOLICITATION OF SUPPLIERS. During his employment with the Company, its successors and assigns, and during the Restricted Period, Employee shall not, directly or indirectly, for his own account or as proprietor, stockholder, partner, director, officer, employee, agent or otherwise for or on behalf of any business, firm, corporation, partnership or other entity other than the Company, purchase or broker or offer to purchase or broker any Products from any person, corporation or other entity which was or is a supplier or vendor to the Company, its successors or assigns, at any time during the Measuring Period. For purposes of this Agreement, "suppliers and vendors to the Company" means and includes any and all persons, businesses, corporations, partnerships, or other entities which have done or do business with the Company, its successors or assigns, as a supplier or vendor during the Measuring Period and/or Restricted Period, and all persons, businesses, corporations, partnerships or other entities which control, or are controlled by, the same person, business, corporation, partnership or other entity which controls, any such supplier or vendor to the Company, its successors or assigns.

          (e) SOLICITATION OF EMPLOYEES. During his employment with the Company, its successors and assigns, and during the Restricted Period, Employee shall not, directly or indirectly, for his own account or as proprietor, stockholder, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Company solicit any person who was or is an employee of the Company, its successors or assigns, at any time during the Measuring Period and/or Restricted Period for employment with any person, business, firm, corporation, partnership or other entity other than the Company or hire any employee of the Company, its successors or assigns, either directly or for or on behalf of any person, business, firm or corporation, partnership or other entity other than the Company.

          (f) CONFIDENTIAL INFORMATION. From and after the date of this Agreement, Employee shall not at any time, directly or indirectly, use or disclose, make known, divulge, reveal or furnish to any person, business, firm, corporation, partnership or other entity, any confidential or proprietary information concerning the Company, its successor and assigns or their business, suppliers or customers. All information, whether written or otherwise, regarding the business of Company, its successors and assigns, including but not limited to, information regarding customers, customer lists, costs, prices, earnings, systems, operating procedures, prospective and executed contracts and other business arrangements, and sources of supply are presumed to be confidential information of the Company, its successors and assigns for purposes of this Agreement. Employee agrees to return to the Company, its successors and assigns, all books, records, lists and other written, typed or printed materials, whether furnished by the Company, its successors and assigns, or prepared by Employee, which contain any information relating to the Company, its successors and assigns, or their business, suppliers or customers, promptly upon execution of this Agreement, and Employee shall neither make nor retain any copies of such materials without the prior written consent of the Board of Directors of the Company.

          (g) NOTICE OF OBLIGATIONS. Employee hereby consents to the notification of persons or entities of Employee's obligations under this Agreement when the Company, its successors or assigns, reasonably believe that Employee's activities are likely to be restricted by this Agreement. The Company's rights under this Section 6(g) shall be in addition to and not in preemption of all other rights and privileges the Company, its successors and assigns, may have under general legal and equitable principles, or by statute or common law.

          (h) CUMULATIVE PROVISIONS. The covenants and agreements contained in this Section 6 are independent of each other and cumulative.

          (i) BINDING EFFECT: THIRD PARTY BENEFICIARIES. The provisions of this Section 6 shall inure to the benefit of the Company, its successors and assigns. The provisions of this Section 6 shall inure to the benefit of and be binding upon Employee, his heirs, personal representatives, successor and assigns.

          (j) REMEDIES FOR BREACH. Employee further acknowledges and agrees that his obligations under this Agreement are unique and that any breach or threatened breach of such obligations may result in irreparable harm and substantial damages to the Company, its successors and assigns. Accordingly, in the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, the Company, its successors and assigns shall have the right, in addition to exercising any other remedies at law or equity which may be available to it under this Agreement or otherwise to: (i) obtain EX PARTE, preliminary, interlocutory, temporary or permanent injunctive relief, specific performance and other equitable remedies in any court of competent jurisdiction to prevent Employee from violating such provision or provisions or to prevent the continuance of any violation thereof, TOGETHER WITH an award or judgment for any and all damages, losses, liabilities, expenses and costs incurred by the Company, its successors and assigns as a result of such breach or threatened breach including, but not limited to attorneys' fees incurred by the Company, its successors and assigns in connection with, or as a result of, the enforcement of this Agreement; and
(ii) discontinue any or all of the consideration provided in Sections 3 and 5 of this Agreement, other than unpaid compensation or benefits already earned or accrued. Employee expressly waives any requirement based on any statute, rule or procedure, or other source, that the Company, its successors or assigns post a bond as a condition to obtaining any of the above described remedies.

          (k)  DIVISIBILITY.  Employee agrees that the provisions of this
Section 6 are divisible and separable so that if any provision or provisions hereof shall be held to be unreasonable, unlawful or unenforceable, such holding shall not impair the remaining provisions hereof. If any provision hereof is held to be unreasonable, unlawful or unenforceable in duration, geographical scope or character of restriction by any court of competent jurisdiction, it is the express desire and agreement of Employee that such provision shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

          7    COOPERATION AND OTHER MATTERS.  Except as may be required by law, Employee agrees that he shall:

          (a) not make any public statements, whether written or oral, or any other statements which Employee reasonably believes are likely to become public, which statements disparage the Company, its successors and assigns;

          (b) not waive any privileges or confidences that the Company, its successors and assigns may have with respect to any information or communications with its attorneys or accountants;

          (c) not disclose to any person the terms of this Agreement excepting disclosures to (i) Employee's immediate family members; (ii) persons undertaking an evaluation of Employee for purposes of extending credit to him; and (iii) Employee's attorneys and accountants and personal advisors, and (iv) as may be necessary to enforce the terms of this Agreement;

          (d) not encourage or promote litigation against the Company, its successors and assigns;

          (e) not communicate with any person, or the attorney or representative of any person, who Employee reasonably believes to be contemplating or pursuing litigation against the Company, its successors or assigns. Nothing contained herein shall be deemed to prohibit Employee from communicating (i) with any attorney regarding his personal affairs; and (ii) responding to, and complying with, any subpoena served upon Employee; provided, however, that Employee shall first notify the Company, its successors and assigns, immediately of his receipt of any such subpoena; and

          (f)  cooperate with the Company, its successors and assigns, in:
(A) its investigation, defense or prosecution of any potential or actual claim, charge or suit, or investigation by or against the Company, its successors or assigns; and (B) any inquiry, review or investigation of business matters or undertakings of the Company, its successors or assigns. As used herein, the term "cooperate" means: (A) making himself available from time to time for meetings with counsel to the Company, its successors and assigns at the Company's reasonable request; (B) not communicating with parties known to be adverse to the Company, its successors or assigns, or their counsel, except by way of deposition or trial testimony, or purely social communications; (C) making himself available for depositions and trial testimony upon the reasonable instruction of counsel to the Company, it successors or assigns; and (D) executing those documents and truthful affidavits requested from time to time by counsel to the Company, its successors or assigns. The Company agrees to reimburse the Employee for reasonable out of pocket expenses including for travel, hotel and meal expenses, incurred in connection with his cooperation under this subsection
(f); and

          (g) agrees that the obligations under Sections 6 and 7 are in addition to, and not in limitation or preemption of, all other obligations which Employee may have to the Company, its successors and assigns under general legal and equitable principals or by statute or common law.

          8    MISCELLANEOUS.

          (a) AFFILIATE DEFINITION. "Affiliate" shall mean any person, firm or corporation which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the persons specified.

          (b) COMPANY, SUCCESSORS AND ASSIGNS DEFINITIONS. "The Company, its successors and assigns" shall mean the Company and its past, present and future affiliates, divisions, subsidiaries, facilities, parents, successors, predecessors and assigns, and their respective past, present and future officers, directors, managers, shareholders, agents, representatives, attorneys and employees. "The Company, its successors or assigns" shall mean the Company and/or its past, present and future affiliates, divisions, subsidiaries, facilities, parents, successors, predecessors and assigns, and their respective past, present and future officers, directors, managers, shareholders, agents, representatives, attorneys and employees.

          (c) AMENDMENTS. This Agreement may be amended only by a writing executed by each of the parties hereto.

          (d) ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties other than any confidentiality agreement executed by Employee while an employee of the Company.

          (e) LAW AND INTERPRETATION. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Pennsylvania. With respect to each and every term and condition in this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

          (f) NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered, (b) within 12 hours after being sent by telecopy, with telecopy confirmation, and (c) when received (as established by written receipt) if sent by established overnight courier to the parties (and to the persons to whom copies shall be sent) at:


                           Rykoff-Sexton, Inc.
                           613 Baltimore Drive
                           East Mountain Corporate Center
                           Wilkes-Barre, Pennsylvania 18702-6980
                           Attention:  Mark Van Stekelenburg

                           Telecopy No.: (717) 830-7112

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

          (h) ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs, as set forth herein, but no rights, obligations or liabilities hereunder shall be assignable by Employee without the prior written consent of the Company, its successors and assigns.

         (i) WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other further exercise thereof or the exercise of any other such right, power or privilege.

         (k) HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         (l) EXPENSE REIMBURSEMENT. The Company will reimburse Employee for the reasonable fees of Employee's attorney in connection with such attorney's review of this Agreement and consultation with Employee on its implications.

         IN WITNESS WHEREOF, Employee has executed, and the Company has caused its duly authorized representative to execute, this Agreement as of the date first above written.

                                       Rykoff-Sexton, Inc.



                                       By-------------------------------------



                                       ---------------------------------------
                                       [TO COME]

                                                                       EXHIBIT 1


                        RELEASE AND SETTLEMENT AGREEMENT

     This Release and Settlement Agreement is entered into as of the __ day of ____, ____ (hereinafter "Effective Date") by and between Rykoff-Sexton, Inc. (hereinafter "Company") and ___________________ (hereinafter "Employee").

     WHEREAS, the Employee has terminated his employment with the Company and the Company and Employee have agreed to resolve all matters between them;

     NOW, THEREFORE, in consideration of the promises of the parties to this Agreement, including but not limited the Company's agreement to pay Employee, subsequent to his termination, the Termination Payments set forth in Section 3 of his Employment Agreement, the Company and Employee agree as follows:

     1    RELEASE  (a)  As a condition to receipt of the Termination Payments and Benefits set forth in Section 5 of the Employment Agreement dated as of _____________ ("Employment Agreement"), except as provided in subsection (c) of this Section 1, Employee, on behalf of himself, and his heirs, executors, administrators, successors, agents and assigns, hereby

     (i)  acknowledges that the payments and continuing benefits set forth in
Section 4(c) and 5 of the Employment Agreement constitute valid consideration for this Agreement, satisfy in full any and all of Employee's rights with respect Employee's employment with the Company, and termination of such employment, and discharge in full all of the Company's obligations to Employee including, without limitation, salary or vested or accrued vacation pay, bonuses, benefits, perquisites and any amounts payable under any other plan, policy or agreement entered into, provided by or relating to the Company; and

     (ii) fully releases and forever discharges the Company, JP Foodservice, Inc. and their respective past, present and future affiliates, divisions, subsidiaries, facilities, parents, predecessors, successors, and assigns, and each of their officers, directors, managers, shareholders, agents, representatives, attorneys and employees, (hereinafter collectively referred to as the "Released Parties"), from any claims, demands, liabilities, obligations, charges, damages and causes of action, known or unknown, fixed or contingent, suspected or unsuspected, arising prior to the Effective Date, with respect to Employee's position as a stockholder, officer or director, or with respect to his employment or termination of employment with the Company, or any policy, practice, plan or program of the Company, its successors or assigns, or which may be based upon, related to, or connected therewith, including, but not limited to, any claim or action under any of the following (as amended): Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Labor Management Relations Act, the Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit

Protection Act, the Civil Rights Act of 1991, the Worker Adjustment and Retraining Notification Act, the Americans with Disabilities Act, the Pennsylvania Human Rights Act, the Pennsylvania Wage Payment and Collection Act, all federal, state and local antidiscrimination statutes, federal common law, state common law, and/or any federal, state or local statute, law, ordinance, regulation or order, and claims under any express or implied contract which Employee or his heirs, executors, administrators, successors, agents or assigns may claim exist or existed with the Company or against any of the Released Parties.

     (iii) agrees that the release set forth in this Section 1(a)(ii) shall also specifically and expressly apply to and forever discharge any claims, demands, liabilities, obligations, charges, damages and causes of action, known or unknown, fixed or contingent, suspected or unsuspected, whether as an employee or shareholder, and every other capacity, relating in any way to:
(a) the Approval of the Board of Directors of the Company to merge with JP Foodservice, Inc. ("Company Merger Approval"); (b) the Approval by the Board of Directors of JP Foodservice, Inc. to merge with the Company ("JP Merger Approval"); (c) the Agreement and Plan of Merger by and among JP Foodservice, Inc., Hudson Acquisition Corp. and Rykoff-Sexton, Inc. dated as of June 30, 1997 ("Merger Agreement"); (d) the merger between the Company and JP Foodservice, Inc. ("Merger"); (e) the Exchange of Stock between the Company and JP Foodservice, Inc. in connection with the Merger; and (f) any act, failure to act, decision, approval, rejection, denial, matter, event, occurrence or thing whatsoever by the Company, its successors or assigns, arising from, related to, resulting from, as a consequence of, or in connection with the Company Merger Approval, JP Merger Approval, the Merger Agreement, the Merger or the Exchange of Stock, provided, however that nothing herein shall affect the Employee's rights to receive the consideration provided in the Merger Agreement in respect of his shares upon the closing of the Merger on the same basis as all other stockholders.

     (b) Employee covenants and agrees never to commence, voluntarily aid in any way, prosecute, or authorize to be commenced against any other party, any action or other proceeding based upon any claims, demands, causes of action, obligations, damages, or liabilities which are being released by this Agreement. Employee declares that, prior to the execution of this Agreement, he has apprised himself of sufficient relevant data, either through experts or other sources of his own selection, in order that he might intelligently exercise his judgment in deciding whether to execute, and in deciding on the contents of, this Agreement. Employee further declares that his decision is not predicated on or influenced by any declaration or representations of the Company, its successors and assigns, or any predecessors in interest. Employee states that the contents of this Agreement have been explained to him by his counsel and that this document is executed voluntarily with full knowledge of its significance.

     (c) Except as expressly set forth herein, this Agreement supersedes any other agreement between Employee and the Company, provided, however, that this release does not effect any waiver by Employee of any rights that he may have (i) under applicable law which cannot be waived pursuant to this Agreement, or (ii) pursuant to this Agreement. Furthermore, this Agreement does not affect or supersede Employee's

Covenants to the Company made in the Employment Agreement, including but not limited to Covenants set forth in Section 6 of the Employment Agreement.

     (d) Nothing in this Agreement shall be construed as an admission by any party as to any liability.

          2    REAFFIRMATION OF COVENANTS.  Employee hereby reaffirms his obligations to the Company, its successors and assigns, under the Employment Agreement, including but not limited to, the applicability and validity of Sections 6, 7 and 8 of the Employment Agreement.

          3    ASSERTION OF CLAIMS.  Employee represents and warrants, with the understanding that such representation and warranty is material to this transaction, that (a) he is not aware of a person having asserted or having a valid basis to assert, with any federal, state or local judicial or administrative agency or body any claim against the Company, its successors or assigns, of any kind or character based on or arising out of or alleged to be suffered in or as a consequence of Employee's employment with the Company, its termination, or his contacts or relationships with the Company or any Released Party, and (b) Employee has no current intention to assert, in any manner or by any means, any such claim before any federal, state or local judicial or administrative agency or body. If any such claim is asserted in the future by Employee or any person or entity authorized by Employee to do so, Employee agrees and acknowledges that this Agreement and release set forth in Section 3 hereof shall act as a total and complete bar to his reemployment or to recovery of any sum or amount whatsoever from the Company, its successors or assigns, whether labeled "award, liability, damages, judgment, back pay, wages, or fine" or otherwise resulting directly or indirectly from any lawsuit, remedy, charge or complaint whether brought privately by him or by any one else, including any federal, state or local agency, whether or not on his behalf or at his request.

          4    REEMPLOYMENT.  Employee hereby releases and waives any and all rights or claims he may have to reemployment by the Company, its successors and assigns, and agrees that he shall not reapply for any position with the Company, its successors or assigns.

          5    CONSIDERATION OF TERMS AND EFFECTIVE DATE.

          EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, THAT HE KNOWS AND UNDERSTANDS THE CONTENTS THEREOF AND THAT HE EXECUTES THE SAME AS HIS OWN FREE, KNOWING AND VOLUNTARY ACT AND DEED. EMPLOYEE FURTHER REPRESENTS AND ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT IF HE CHOSE TO DO SO, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT FULLY WITH HIS PERSONAL ATTORNEY REGARDING THE TERMS OF THIS AGREEMENT, THAT HE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND FINAL BINDING

EFFECT OF THIS AGREEMENT, AND THAT THE RELEASE CONTAINED HEREIN IS A RELEASE OF ALL CLAIMS WITH FINAL AND BINDING EFFECT.

          EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN GIVEN A PERIOD OF AT LEAST 21 DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT PRIOR TO HIS EXECUTION HEREOF. FURTHERMORE, IT IS AGREED THAT EMPLOYEE SHALL HAVE THE RIGHT TO REVOKE THIS AGREEMENT BY WRITTEN NOTICE TO THE COMPANY WITHIN SEVEN DAYS FOLLOWING ITS EXECUTION. FOR THIS REVOCATION TO BE EFFECTIVE, WRITTEN NOTICE MUST BE RECEIVED BY THE COMPANY'S CHIEF EMPLOYEE OFFICER NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER EMPLOYEE SIGNS THIS AGREEMENT.

          IF EMPLOYEE DOES SO REVOKE, THIS AGREEMENT WILL BE NULL AND VOID AND, SUBJECT TO APPLICABLE LAW, THE COMPANY SHALL HAVE NO OBLIGATION WHATSOEVER TO EMPLOYEE, AND EMPLOYEE WILL NOT RECEIVE THE CONSIDERATION DESCRIBED IN SECTION 1.

          THIS AGREEMENT SHALL NOT BECOME EFFECTIVE AND ENFORCEABLE UNTIL AFTER THE EXPIRATION OF THIS SEVEN-DAY REVOCATION PERIOD; AFTER SUCH TIME, IF THERE HAS BEEN NO REVOCATION, THIS AGREEMENT SHALL BE FULLY EFFECTIVE AND ENFORCEABLE. IF THIS AGREEMENT IS REVOKED BY EMPLOYEE IN ACCORDANCE WITH THIS
SECTION 5, EMPLOYEE SHALL RETURN TO THE COMPANY ALL CONSIDERATION AND BENEFITS PROVIDED BY THE COMPANY TO WHICH EMPLOYEE WOULD NOT BE ENTITLED ABSENT THIS AGREEMENT.

          6    ACKNOWLEDGEMENT AND CONSIDERATION.  The consideration
described in Section 1 is being provided in return for Employee's providing this release and not revoking under Section 5 so that this release becomes effective. Employee acknowledges that the payments set forth in Section 1 is more than the Company is required to provide under its normal policies and procedures, and any existing agreements between Employee and the Company or its successors or assigns, and is an amount to which he would not otherwise be entitled by virtue of any contract, Company policy or practice, or any federal, state or local statute, ordinance, order or law.

          7    LEGAL FEES AND EXPENSES.  In the event of litigation between the parties regarding interpretation or enforcement of this release, the parties agree that the prevailing party shall be entitled to recover reasonable attorneys' and related fees and expenses incurred in connection with the litigation.

          8    NO AUTHORITY OR RESPONSIBILITY.  Employee acknowledges that he shall have no supervisory, managerial or agency responsibility or authority from and after the Termination Date and agrees not to involve himself in any activities of the Company, except as may be requested below by the Chairman, President and Chief Employee

Officer of the Company. Employee also acknowledges that effective as of the termination of his employment, he does not have authority to bind the Company to any contracts or commitments and agrees that he shall not create any obligation for or bind or attempt to bind the Company, its successors or assigns, in any manner whatsoever.

          9    MISCELLANEOUS.

          (a) AFFILIATE DEFINITION. "Affiliate" shall mean any person, firm or corporation which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the persons specified.

          (b) LAW AND INTERPRETATION. This release shall be governed by, construed and interpreted in accordance with the laws of the State of Pennsylvania. With respect to each and every term and condition in this release, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

          IN WITNESS WHEREOF, Employee has executed this release as of the date first above written.



                                       ---------------------------------------
                                       [NAME OF EMPLOYEE]

                                                                      EXHIBIT C









                                 July__,1997




Daylene Burnside
Executive Director
The Luzerne Foundation
[ADDRESS]


Dear Ms. Burnside:

          Rykoff-Sexton, Inc. is pleased to announce that it has decided to make a $100,000 per year contribution of cash or in-kind services (valued at cost) to The Luzerne Foundation ("Foundation") for each of 1997, 1998, 1999, 2000, and 2001. In-kind services may include office space, salary and benefits for an Executive Director and/or other such positions as the Foundation may need, and payment of reasonable expenses associated with travel or other Foundation business.

          We look forward our continued relationship with the Foundation.


                                       Very truly yours,




                                       Mark Van Stekelenburg
                                       Rykoff-Sexton, Inc.